Exhibit 10.25

AMENDED AND RESTATED 2003 STOCK-BASED INCENTIVE COMPENSATION PLAN

DEFERRED STOCK AGREEMENT

September 9, 2010

[Name] (“Grantee”)

[Address]

[Address]

Dear [Name]:

Adolor Corporation, a Delaware corporation (the “Company”), and the Grantee hereby enter into this Deferred Stock Agreement (the “Agreement”), effective as of September 9, 2010 (the “Grant Date”). All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Amended and Restated Adolor Corporation 2003 Stock-Based Incentive Compensation Plan (the “Plan”).

1.	Grant of Deferred Stock.

(a) Pursuant to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants (“Grant”) to Grantee, as of the Grant Date, the right to receive from the Company             shares of the common stock, par value $.0001 per share, of the Company (the “Deferred Stock”). The Deferred Stock underlying this Grant may not be transferred by Grantee or subjected to any security interest until the restrictions have lapsed in accordance with the terms of the Plan and the terms and conditions of this Agreement.

(b) This Grant shall become null and void unless Grantee shall accept these terms and conditions by executing this Agreement below and returning it to the Company’s Finance Department not later than forty-five (45) days after the Grant Date. By accepting the Grant, Grantee agrees to be bound by the terms of the Plan and this Agreement and further agrees that all of the decisions and determinations of the Committee (as defined in the Plan) with respect to the Deferred Stock shall be final and binding. The Company will not issue certificates for any portion of the Deferred Stock until all of the restrictions on that portion of the Deferred Stock have lapsed.

2.	Restrictions.

(a) Vesting Period. The restrictions (described in Paragraph 2(b) below) shall lapse, and such Deferred Stock shall no longer be forfeitable (as described in Paragraph 3 below), on September 10, 2012, if the Grantee is then employed by, or providing service to, the Company as of such date.

The period during which any portion of the Deferred Stock actually remains subject to the restrictions of Paragraph 2(b) below is referred to herein and in the Plan as the “Restriction Period” for such portion of the Deferred Stock.

(b) Restrictions on Transfer; Shares Subject to Forfeiture. Grantee may not sell, assign, transfer, pledge or otherwise dispose of any portion of the Deferred Stock at any time during the Restriction Period for such Deferred Stock. Any attempt to sell, assign, transfer, pledge or otherwise dispose of the Deferred Stock contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Deferred Stock, shall be null, void and without effect.

(c) Certificates. Unless the shares of Deferred Stock are forfeited pursuant to Paragraph 3 below, at the end of the Restriction Period applicable to each portion of the Deferred Stock, Grantee will be entitled to receive an unrestricted certificate representing that portion of the Deferred Stock (the “Unrestricted Shares”).

3.	Termination of Employment; Death.

(a) Should Grantee’s employment or service with the Company or one of its subsidiaries terminate for any reason other than by reason of death during the Restriction Period, Grantee will forfeit all of the Deferred Stock as to which the Restriction Period has not expired on or before the effective date of such termination.

(b) Should Grantee die during the Restriction Period, all restrictions imposed under Section 2(b) above with respect to such Deferred Stock shall lapse and such shares shall become transferable and nonforfeitable.

4.	Privilege of Stock Ownership.

Grantee shall not have, with respect to any Deferred Stock, the right to vote the shares or the right to receive any cash or other dividends declared thereon, until the Restriction Period has expired with respect to such Deferred Stock.

5.	Certain Corporation Transactions.

The provisions of the Plan applicable to a Change of Control (as defined in the Plan) shall apply to the Deferred Stock and, in the event of a Change of Control, any remaining restrictions on the Deferred Stock (described in Paragraph 2(b) above) shall fully lapse, and the Deferred Stock shall no longer be forfeitable (as described in Paragraph 3 above).

6.	Withholding.

The Grantee shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the grant or vesting of the Deferred Stock. Grantee may make an election to satisfy any income tax withholding obligation with respect to the Deferred Stock by having shares withheld up to an amount that does not exceed Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. Such election must be in the form and manner prescribed by the Committee. If Grantee is a director or officer (within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended), such election must be irrevocable and must be made six months prior to the date on which all restrictions lapse with respect to such Deferred Stock.

7.	Compliance with Laws and Regulations.

(a) The obligations of the Company to deliver Unrestricted Shares pursuant to this Agreement shall be subject to the condition that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Unrestricted Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of such shares, the Unrestricted Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares to Grantee pursuant to this Grant is subject to applicable taxes and other laws or regulations of the United States or any state having jurisdiction thereof.

(b) In connection with this Grant, Grantee will execute and deliver to the Company such representations in writing as may be requested by the Company so that it may comply with the applicable requirements of federal and state securities laws.

(c) Grantee agrees to be bound by the Company’s policies regarding the transfer of shares of the Company’s common stock and understands that there may be certain times during the year in which Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or encumbering Unrestricted Shares after such shares have been issued to the Grantee.

8.	Liability of Company.

(a) If as of the Grant Date the Deferred Shares exceed the number of shares that may without stockholder approval be issued under the Plan, then this Grant will be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and delivery of any Unrestricted Shares pursuant to this Grant will relieve the Company of any liability with respect to the non-issuance or non-delivery of the Unrestricted Shares as to which such approval is not obtained.

9.	No Employment Contract.

Nothing herein or in the Plan confers upon Grantee any right to continue in the employ or service of the Company (or any subsidiary or affiliate) as an employee or otherwise or interferes with or restricts in any way the rights of the Company (or any subsidiary or affiliate), which are hereby expressly reserved, to discharge Grantee at any time for any reason or no reason, with or without cause. Except to the extent the terms of any employment or service contract between the Company (or any subsidiary or affiliate) and Grantee may expressly provide otherwise, neither the Company nor any of its subsidiaries or affiliates is under any obligation to continue the employment or service of Grantee for any period of specified duration.

10.	Notices.

Any notice required to be given or delivered to the Company under the terms herein will be in writing and addressed to the Company, Attention: Finance, at its corporate office at 700 Pennsylvania Drive, Exton, Pennsylvania 19341. Any notice required to be given or delivered to Grantee will be in writing and addressed to Grantee at the address provided above or such other address provided in writing by Grantee to the Company. All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11.	Assignment.

The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Grant may be assigned by the Company without Grantee’s consent. This Grant is not transferable or assignable by the Grantee other than by will or by the laws of descent and distribution.

12.	Applicable Law.

The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions hereof.

13.	Construction.

(a) These terms and conditions and the Grant evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, which terms are incorporated herein.

(b) This Grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Committee shall have authority to interpret and construe the Grant pursuant to the terms of the Plan, and all decisions of the Committee with respect to any question or issue arising under the Plan or these terms and conditions will be conclusive and binding on all persons having an interest in this Grant.

14.	Documents.

By signing below, you agree to be bound by the applicable terms of the Plan and acknowledge that following document have been made available to you: the Plan, the Summary of the Adolor Corporation Amended and Restated 2003 Stock-Based Incentive Compensation Plan and the Adolor Corporation Form 10-K for Fiscal Year Ended December 31, 2009.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Adolor Corporation has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate.

ADOLOR CORPORATION

Michael R. Dougherty President & CEO

Date:

I hereby accept the Grant described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee:
[Name]

Address:

Date: